UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 21, 2023
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition
Today NIKE, Inc. (the “Company”) issued a press release disclosing financial results for the fiscal quarter ended November 30, 2023. The text of the release is furnished herewith as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities
On December 21, 2023, the Company announced an enterprise initiative designed to accelerate its future growth. The Company is identifying opportunities to deliver up to $2 billion in cumulative cost savings over the next three years, which includes simplifying product assortment, increasing automation and use of technology, streamlining the organization, and leveraging scale to drive greater efficiency. As part of this initiative, on December 21, 2023, the Audit and Finance Committee of the Board of Directors of the Company approved steps to streamline the organization, which are expected to result in restructuring charges of approximately $400 million to $450 million, primarily associated with employee severance costs, to be largely recognized in the third quarter of fiscal year 2024 and to be substantially completed by the end of fiscal year 2024, subject to local law requirements. The expected pre-tax charges are estimates and are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual charges may differ, possibly materially, from the estimates provided above.

Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or words or phrases of similar meaning and include statements regarding the Company’s enterprise initiative, including the benefits thereof and the estimated charges resulting therefrom. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties include, among others, the risk that the Company is not able to identify opportunities to deliver anticipated cost savings, risks related to the preliminary nature of the estimate of the charges to be incurred in connection with the enterprise initiative, which is subject to change as the Company refines the estimate over time, risks related to any delays in the timing for implementing the initiative or potential disruptions to the Company’s business or operations as it executes on the initiative, and other factors that may cause the Company to be unable to achieve the expected benefits of the initiative, as well as the risks and uncertainties detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including reports filed on Forms 8-K, 10-Q and 10-K. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated December 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	December 21, 2023	By:	/s/ Matthew Friend
Matthew Friend
Executive Vice President and Chief Financial Officer